EX-99.B(j)(A)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Wells Fargo Funds Trust:

The Board of Trustees of Wells Fargo Master Trust:

We consent to the use of our reports for the Diversified Bond Fund, High Yield Bond Fund, Income Fund, Income Plus Fund, Inflation-Protected Bond Fund, Intermediate Government Income Fund, Limited Term Government Income Fund, Montgomery Short Duration Government Bond Fund, Montgomery Total Return Bond Fund, Stable Income Fund, and Tactical Maturity Bond Fund, dated July 23, 2004, incorporated herein by reference, and for the WealthBuilder Growth Balanced Portfolio, WealthBuilder Growth and Income Portfolio and WealthBuilder Growth Portfolio, dated July 23, 2004, incorporated herein by reference, a total of fourteen funds of Wells Fargo Funds Trust, and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the statements of additional information.

We also consent to the use of our report for the Managed Fixed Income Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, and Tactical Maturity Bond Portfolio, four portfolios of Wells Fargo Master Trust, dated July 23, 2004, incorporated herein by reference.

/s/ KPMG LLP

KPMG LLP
San Francisco, California
September 29, 2004